FOR IMMEDIATE RELEASE

Rithm Capital to Acquire Specialized Loan Servicing LLC

Transaction Grows Newrez’s Third-Party Servicing Business to $180 Billion

Rithm Capital Corp. (NYSE: RITM) (“Rithm Capital”), an asset manager focused on the real estate and financial services industries, today announced it has entered into a definitive agreement with Computershare Limited (ASX: CPU) (“Computershare”) to acquire Computershare Mortgage Services Inc. and certain affiliated companies, including Specialized Loan Servicing LLC (“SLS”), for a purchase price of approximately $720 million.

The acquisition includes approximately $136 billion in unpaid principal balance (UPB) of mortgage servicing rights, of which $85 billion is third-party servicing, along with SLS’s origination services business. Following the close of the transaction, SLS’s portfolio and operations will be transitioned to and managed by Newrez LLC (“Newrez”), a Rithm portfolio company.

“We are thrilled to welcome SLS to the Newrez family. Our track record of acquisitions in the mortgage servicing space continues to deliver value not only for our shareholders, but also for the millions of consumers we serve,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of Rithm Capital.

“The addition of SLS continues to grow our best-in-class special servicing business and adds more clients and homeowners to the Newrez platform,” said Baron Silverstein, President of Newrez. “It further strengthens our origination and servicing channels, both of which are designed to deliver a customer experience that prioritizes a successful homeownership journey.”

“Rithm has strong mortgage industry credentials and the ability to bring capital to scale the business further. With its track record of successful M&A execution and integration, we expect a smooth transition for the business and our customers,” said Stuart Irving, CEO and President of Computershare.

Financing and Transaction Details

Rithm intends to finance the transaction through a mix of existing cash and available liquidity on the balance sheet, as well as additional MSR financing.

The transaction remains subject to customary closing conditions, including regulatory approvals. Completion is expected to take place in the first half of 2024.

For more information visit https://www.rithmcap.com/.

About Rithm Capital
Rithm Capital is an asset manager focused on the real estate and financial services industries. Rithm Capital’s investments in operating entities include leading origination and servicing platforms held through its wholly-owned subsidiaries, Newrez LLC, Caliber Home Loans Inc. and Genesis Capital LLC, as well as investments in affiliated businesses that provide residential and commercial real estate related services. The Company seeks to provide attractive risk-adjusted returns across interest rate environments. Since inception in 2013, Rithm Capital has delivered approximately $4.7 billion in dividends to shareholders. Rithm Capital is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

About Newrez
Newrez is a leading mortgage company that combines mortgage origination and servicing to provide a customer-first journey and helps our customers make smart moves throughout the lifetime of their mortgage loans. Differentiated by its origination platform, the Company provides customers with unparalleled lending options to purchase and refinance. Its servicing business services loans on behalf of Newrez customers and includes third-party servicing brand, Shellpoint Mortgage Servicing. Founded in 2008, Newrez is headquartered in Fort Washington, Pennsylvania and is a member of the Rithm Capital Family of Companies. Caliber Home Loans, part of the Newrez Family of Companies, is also a proven leader in the U.S. mortgage market with a diversified, customer-centric, purchase-focused platform with headquarters in Coppell, Texas.

About Computershare Limited (CPU)
Computershare (ASX: CPU) is a global market leader in transfer agency and share registration, employee equity plans, mortgage servicing, proxy solicitation and stakeholder communications. We also specialize in corporate trust and a range of other diversified financial and governance services.

Founded in 1978, Computershare is renowned for its expertise in high integrity data management, high volume transaction processing and reconciliations, payments and stakeholder engagement. Many of the world’s leading organizations use us to streamline and maximize the value of relationships with their investors, employees, creditors and customers.

Computershare is represented in all major financial markets and has over 14,000 employees worldwide.

For more information, visit www.computershare.com

Cautionary Note Regarding Forward-Looking Statements
Certain information in this press release may constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond Rithm Capital’s control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. These risks and factors include, but are not limited to, the risks relating to the transaction, including in respect of the satisfaction of closing conditions and the timing thereof; unanticipated difficulties financing the transaction; unexpected challenges related to the integration of SLS’s businesses and operations; changes in general economic and/or industry specific conditions; difficulties in obtaining governmental and other third party consents in connection with the transaction; unanticipated expenditures relating to or liabilities arising from the transaction or the acquired businesses; uncertainties as to the timing of the transaction; litigation or regulatory issues relating to the transaction or the acquired business; the impact of the transaction on relationships with, and potential difficulties retaining, employees, customers and other third parties; and the inability to obtain, or delays in obtaining, expected benefits from the transaction.

For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rithm Capital’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on Rithm Capital’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts

Newrez

Media
Zach Pardes
Chief Marketing Officer
212-850-5083
publicrelations@newrez.com

Rithm

Investor Relations
212-850-7770
IR@RithmCap.com

Media
Jon Keehner / Sarah Salky
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
ritm-jf@joelefrank.com

Computershare

Michael Brown
Investor Relations
Ph +61 (0) 400 24 8080
michael.brown@computershare.com.au